Tanger Factory Outlet Centers, Inc.

News Release

For Release: IMMEDIATE RELEASE
Contact:    Frank C. Marchisello, Jr.
                         (336) 834-6834

TANGER REPORTS SECOND QUARTER 2009 RESULTS
Adjusted Funds From Operations Increase 11.5%

Greensboro, NC, July 28, 2009, Tanger Factory Outlet Centers, Inc. (NYSE:SKT) today reported funds from operations available to common shareholders (“FFO”), a widely accepted measure of REIT performance, for the three months ended June 30, 2009 of $32.5 million, or $0.80 per share, as compared to FFO of $14.3 million, or $0.38 per share, for the three months ended June 30, 2008.  For the six months ended June 30, 2009, FFO was $57.2 million, or $1.47 per share, as compared to FFO of $36.2 million, or $0.97 per share, for the six months ended June 30, 2008.

FFO for the three and six months ended June 30, 2009 included a $10.5 million gain on the early extinguishment of debt as well as a $5.2 million impairment charge associated with the company’s Commerce I property located in Commerce, Georgia.  FFO for the three and six months ended June 30, 2008 was negatively impacted by an $8.9 million charge relating to the settlement of $200 million in 10 year US Treasury locks.  Excluding these charges, adjusted FFO for the second quarter and six months ended June 30, 2009 would have been $0.68 and $1.34 per share respectively, while FFO for the second quarter and six months ended June 30, 2008 would have been $0.61 and $1.20 per share respectively; representing an increase of 11.5% for the three months ended June 30, 2009 and an increase of 11.7% for the six months ended June 30, 2009.

For the three months ended June 30, 2009, the company reported net income available to common shareholders of $0.30 per share, compared to a net loss available to common shareholders of $0.03 per share for the three months ended June 30, 2008.  Net income available to common shareholders for the six months ended June 30, 2009 was $1.19 per share, as compared to net income available to common shareholders of $0.13 per share for the six months ended June 30, 2008.  Net income available to common shareholders for the three months and six months ended June 30, 2009 and June 30, 2008 was also impacted by the charges described above.

Net income and FFO per share amounts above are on a diluted basis.  FFO is a supplemental non-GAAP financial measure used as a standard in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net income to FFO is included in this press release.

Second Quarter Highlights

•	Successfully completed exchange offer related to 3.75% Exchangeable Senior Notes, which reduced outstanding debt by $142.3 million, in exchange for approximately 4.9 million common shares

•	32.8% debt-to-total market capitalization ratio, compared to 34.8% last year

•	3.98 times interest coverage ratio for the three months ended June 30, 2009 compared to 3.33 times last year

•	11.6% average increase in base rental rates on 1,032,000 square feet of signed renewals during the first six months of 2009, compared to 18.3% year to date in 2008

•	47.1% average increase in base rental rates on 224,000 square feet of re-leased space during the first six months of 2009, compared to 43.1% year to date in 2008

•	1.8% increase in same center net operating income, 2.1% increase year to date

•	94.7% occupancy rate for wholly-owned properties, up 1.2% from March 31, 2009

•	$335 per square foot in reported same-space tenant sales for the rolling twelve months ended June 30, 2009

Steven B. Tanger, President and Chief Executive Officer, commented, “We are pleased with our operating results for the second quarter of 2009.  Overall, we have remained on plan during these difficult economic times.  Our adjusted funds from operations per share increased 11.5%, while same center net operating income increased almost 2% during the second quarter and year to date”.

Portfolio Operating Results

During the first six months of 2009, Tanger executed 285 leases, totaling 1,256,000 square feet within its wholly-owned properties.  Lease renewals during the first six months of 2009 accounted for 1,032,000 square feet, which represented approximately 69% of the square feet originally scheduled to expire during 2009, and generated an 11.6% increase in average base rental rates. Base rental increases on re-tenanted space during the first six months averaged 47.1% and accounted for the remaining 224,000 square feet.

Same center net operating income increased 1.8% for the second quarter of 2009 compared to an increase of 3.9% during the second quarter of 2008 and increased 2.1% for the first six months of 2009 compared to 4.8% for the first six months of 2008.  Reported tenant comparable sales for our wholly owned properties for the rolling twelve months ended June 30, 2009 decreased 2.7% to $335 per square foot.  However, reported tenant comparable sales for the three months ended June 30, 2009 increased 1.8%.  Reported tenant comparable sales numbers exclude our centers in Foley, Alabama and on Highway 501 in Myrtle Beach, South Carolina, both of which underwent major renovations during last year.

Exchange Offer Completed

On May 11, 2009, Tanger announced the successful closing of the offer to exchange common shares of the company for any and all of the outstanding 3.75% Exchangeable Senior Notes of Tanger Properties Limited Partnership due 2026.  In the aggregate, the exchange offer resulted in the retirement of approximately $142.3 million principal amount of the notes and the issuance of approximately 4.9 million common shares of the company.  For each $1,000 principal amount of exchangeable notes validly tendered, note holders received 34.21 common shares, or $987.58, a 1.2% discount to par, based on Tanger’s May 7, 2009 closing share price.  This offer represented one of the most successful convertible debt for equity exchanges in recent market history based on its 95% success rate.

Balance Sheet Summary

As of June 30, 2009, Tanger had a total market capitalization of approximately $2.2 billion including $714.4 million of debt outstanding, equating to a 32.8% debt-to-total market capitalization ratio.  As of June 30, 2009, 73.5% of Tanger’s debt was at fixed interest rates and the company had $188.3 million outstanding on its $325.0 million in available unsecured lines of credit.  During the second quarter of 2009, Tanger continued to maintain a strong interest coverage ratio of 3.98 times, compared to 3.33 times during the second quarter of last year.

2009 FFO Per Share Guidance

Based on current market conditions and the strength and stability of its core portfolio, the company currently believes its net income available to common shareholders for 2009 will be between $1.52 and $1.58 per share and its FFO available to common shareholders for 2009 will be between $2.79 and $2.85 per share.  The company’s earnings estimates do not include the impact of any potential gains on the sale of land parcels or the impact of any potential sales or acquisitions of properties.  The following table provides the reconciliation of estimated diluted net income available to common shareholders per share to estimated diluted FFO available to common shareholders per share:

For the twelve months ended December 31, 2009:
	Low Range	High Range
Estimated diluted net income per share	$1.52	$1.58
Non-controlling interest, gain/loss on acquisition of real
estate, depreciation and amortization uniquely
significant to real estate including non-controlling
interest share and our share of joint ventures	1.27	1.27
Estimated diluted FFO per share	$2.79	$2.85

Second Quarter Conference Call

Tanger will host a conference call to discuss its second quarter results for analysts, investors and other interested parties on Wednesday, July 29, 2009, at 10:00 A.M. eastern time.  To access the conference call, listeners should dial 1-877-277-5113 and request to be connected to the Tanger Factory Outlet Centers Second Quarter Financial Results call.  Alternatively, the call will be web cast by CCBN and can be accessed at Tanger Factory Outlet Centers, Inc.'s web site at http://www.tangeroutlet.com/investorrelations/news/ under the News Releases section.

A telephone replay of the call will be available from July 29, 2009 starting at 1:00 P.M. Eastern Time through August 7, 2009, by dialing 1-800-642-1687 (conference ID # 17089763).  Additionally, an online archive of the broadcast will also be available through August 7, 2009.

About Tanger Factory Outlet Centers

Tanger Factory Outlet Centers, Inc.(NYSE:SKT), a fully integrated, self-administered and self-managed publicly traded REIT, presently owns and operates 31 outlet centers in 21 states coast to coast, totaling approximately 9.2 million square feet of gross leasable area.  Tanger also operates two outlet centers containing approximately 950,000 square feet.  Tanger is filing a Form 8-K with the Securities and Exchange Commission that furnishes a supplemental information package for the quarter ended June 30, 2009. For more information on Tanger Outlet Centers, visit the company’s web site at www.tangeroutlet.com.

Estimates of future net income per share and FFO per share are by definition, and certain other matters discussed in this press release regarding our re-merchandising strategy, the renewal and re-tenanting of space, tenant sales and sales trends, interest rates, funds from operations and coverage of the current dividend may be forward-looking statements within the meaning of the federal securities laws.  These forward-looking statements are subject to risks and uncertainties.  Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and local real estate conditions, the company’s ability to meet its obligations on existing indebtedness or refinance existing indebtedness on favorable terms, the availability and cost of capital, the company’s ability to lease its properties, the company’s inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, and competition.  For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

TANGER FACTORY OUTLET CENTERS, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES
Base rentals (a)	$43,425	$38,623	$86,352	$75,855
Percentage rentals	940	1,120	2,248	2,298
Expense reimbursements	18,374	15,692	37,593	33,170
Other income	1,928	1,570	3,632	2,958
Total revenues	64,667	57,005	129,825	114,281

EXPENSES
Property operating	20,794	17,525	42,542	36,744
General and administrative	5,820	5,677	11,755	10,948
Depreciation and amortization	19,652	14,690	40,049	30,273
Impairment charge (b)	5,200	---	5,200	---
Total expenses	51,466	37,892	99,546	77,965
Operating income	13,201	19,113	30,279	36,316
Interest expense (c)	(9,564)	(10,143)	(20,774)	(20,342)
Gain on early extinguishment of debt (d)	10,467	---	10,467	---
Gain on fair value measurement of previously held
interest in acquired joint venture (e)	---	---	31,497	---
Loss on settlement of US treasury rate locks	---	(8,910)	---	(8,910)
Income before equity in earnings (losses) of
unconsolidated joint ventures	14,104	60	51,469	7,064
Equity in earnings (losses) of unconsolidated joint
ventures	(517)	558	(1,414)	952
Net income	13,587	618	50,055	8,016
Noncontrolling interest in Operating Partnership	(1,833)	129	(7,531)	(852)
Net income attributable to shareholders of
Tanger Factory Outlet Centers, Inc.	$11,754	$747	$42,524	$7,164
Preferred share dividends	(1,407)	(1,407)	(2,813)	(2,813)
Allocation of earnings to participating securities	(179)	(195)	(616)	(334)
Net income (loss) available to common shareholders of
Tanger Factory Outlet Centers, Inc.	10,168	(855)	39,095	4,017

Basic earnings per common share:
Income (loss) from continuing operations	$.30	$(.03)	$1.19	$.13
Net income (loss)	$.30	$(.03)	$1.19	$.13

Diluted earnings per common share:
Income (loss) from continuing operations	$.30	$(.03)	$1.19	$.13
Net income (loss)	$.30	$(.03)	$1.19	$.13

Funds from operations available to
common shareholders (FFO)	$32,481	$14,273	$57,184	$36,174
FFO per common share – diluted	$.80	$.38	$1.47	$.97

(a) Includes straight-line rent and market rent adjustments of $878 and $1,283 for the three months ended and $1,577 and $1,967 for the six months ended June 30, 2009 and 2008, respectively.
(b) Represents FAS 144 “Accounting for the Impairment or Disposal of Long Lived Assets” charge for impairment of our Commerce I, Georgia center of approximately $5.2 million.
(c) In accordance with FSP APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, the results of operations for all prior periods presented for which such instruments were outstanding have been restated.  Also, includes prepayment premium of $406 for the three and six months ended June 30, 2008 related to the repayment of a mortgage which had a principal balance of $170.7 million.

(d) Represents gain on early extinguishment of $142.3 million of exchangeable notes which were retired through an exchange offering for approximately 4.9 million common shares in May 2009.
(e) Represents FAS 141R “Business Combinations”, gain on fair value measurement of our previously held interest in the Myrtle Beach Hwy 17 joint venture upon acquisition on January 5, 2009.

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	December 31,
	2009	2008
	(Unaudited)	(Unaudited)
ASSETS:
Rental property
Land	$135,708	$135,689
Buildings, improvements and fixtures	1,343,854	1,260,243
Construction in progress	---	3,823
	1,479,562	1,399,755
Accumulated depreciation	(379,412)	(359,301)
Rental property, net	1,100,150	1,040,454
Cash and cash equivalents	5,150	4,977
Investments in unconsolidated joint ventures	9,808	9,496
Deferred charges, net	43,746	37,750
Other assets	31,771	29,248
Total assets	$1,190,625	$1,121,925

LIABILITIES AND EQUITY:
Liabilities
Debt
Senior, unsecured notes (net of discount of $975 and $9,137 respectively)	$256,235	$390,363
Mortgages payable (net of discount of $862 and $0, respectively)	34,938	---
Unsecured term loan	235,000	235,000
Unsecured lines of credit	188,250	161,500
Total debt	714,423	786,863
Construction trade payables	6,327	11,968
Accounts payable and accrued expenses	25,103	26,277
Other liabilities	32,152	30,914
Total liabilities	778,005	856,022

Commitments

Equity
Tanger Factory Outlet Centers, Inc. shareholders’ equity
Preferred shares, 7.5% Class C, liquidation preference $25 per share, 8,000,000 shares authorized, 3,000,000
shares issued and outstanding at June 30, 2009
and December 31, 2008	75,000	75,000
Common shares, $.01 par value, 150,000,000 shares authorized,
36,782,179 and 31,667,501 shares issued and outstanding
at June 30, 2009 and December 31, 2008, respectively	368	317
Paid in capital	482,532	371,190
Distributions in excess of earnings	(186,202)	(201,679)
Accumulated other comprehensive loss	(6,879)	(9,617)
Equity attributable to shareholders of Tanger Factory Outlet Centers, Inc.	364,819	235,211
Equity attributable to noncontrolling interest in Operating Partnership	47,801	30,692
Total equity	412,620	265,903
Total liabilities and equity	$1,190,625	$1,121,925

TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except per share, state and center information)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
FUNDS FROM OPERATIONS (a)
Net income	$13,587	$618	$50,055	$8,016
Adjusted for:
Depreciation and amortization uniquely significant to
real estate – consolidated	19,530	14,608	39,808	30,116
Depreciation and amortization uniquely significant to
real estate – unconsolidated joint ventures	1,223	651	2,389	1,303
Gain on fair value measurement of previously held
interest in acquired joint venture	---	---	(31,497)	---
Funds from operations (FFO)	34,340	15,877	60,755	39,435
Preferred share dividends	(1,407)	(1,407)	(2,813)	(2,813)
Allocation of earnings to participating securities	(452)	(197)	(758)	(448)
Funds from operations available to common
shareholders	$32,481	$14,273	$57,184	$36,174
Funds from operations available to common
shareholders per share - diluted	$.80	$.38	$1.47	$.97

WEIGHTED AVERAGE SHARES
Basic weighted average common shares	34,249	31,068	32,767	31,024
Effect of exchangeable notes	---	223	---	223
Effect of outstanding options	78	155	80	162
Diluted weighted average common shares (for earnings
per share computations)	34,327	31,446	32,847	31,409
Convertible operating partnership units (b)	6,067	6,067	6,067	6,067
Diluted weighted average common shares (for funds
from operations per share computations)	40,394	37,513	38,914	37,476

OTHER INFORMATION
Gross leasable area open at end of period -
Wholly owned	9,241	8,453	9,241	8,453
Partially owned – unconsolidated	950	667	950	667

Outlet centers in operation -
Wholly owned	31	29	31	29
Partially owned – unconsolidated	2	2	2	2

States operated in at end of period (c)	21	21	21	21
Occupancy at end of period (c) (d)	94.7%	96.2%	94.7%	96.2%

(a) FFO is a non-GAAP financial measure.  The most directly comparable GAAP measure is net income (loss), to which it is reconciled.  We believe that for a clear understanding of our operating results, FFO should be considered along with net income as presented elsewhere in this report.  FFO is presented because it is a widely accepted financial indicator used by certain investors and analysts to analyze and compare one equity REIT with another on the basis of operating performance.  FFO is generally defined as net income (loss), computed in accordance with generally accepted accounting principles, before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization uniquely significant to real estate and after adjustments for unconsolidated partnerships and joint ventures.  We caution that the calculation of FFO may vary from entity to entity and as such the presentation of FFO by us may not be comparable to other similarly titled measures of other reporting companies.  FFO does not represent net income or cash flow from operations as defined by accounting principles generally accepted in the United States of America and should not be considered an alternative to net income as an indication of operating performance or to cash flows from operations as a measure of liquidity.  FFO is not necessarily indicative of cash flows available to fund dividends to shareholders and other cash needs.

(b) The convertible operating partnership units (noncontrolling interest in operating partnership) are not dilutive on earnings per share computed in accordance with generally accepted accounting principles.

(c) Excludes Wisconsin Dells, Wisconsin property for the 2009 and 2008 periods which is operated by us through 50% ownership joint venture.  Excludes Myrtle Beach, South Carolina Hwy 17 property for the 2008 period during which period it was operated by us through a 50% ownership joint venture.  We acquired the remaining 50% interest in January 2009.  Excludes Deer Park, New York property for the 2009 period which is operated by us through a 33.3% ownership joint venture.  The Deer Park property opened during October 2008.

(d) Excludes our wholly-owned, non-stabilized center in Washington, Pennsylvania for the 2009 period.